VIEMED HEALTHCARE ANNOUNCES FIRST QUARTER 2020 RECORD FINANCIAL RESULTS

Lafayette, Louisiana (May 4, 2020) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three months ended March 31, 2020.

Operational highlights (all dollar amounts are USD):

•
Net revenues for the quarter ended March 31, 2020 were $23.8 million, an increase of 31% over net revenues reported for the comparable quarter ended March 31, 2019. Current quarter revenues included approximately $1 million of product sales related to the ongoing COVID-19 pandemic.

•	The Company grew its active ventilator patient base for the quarter ended March 31, 2020 by approximately 25% as compared to the prior year’s comparable quarter and 3% over the fourth quarter of 2019.

•	Net income for the quarter ended March 31, 2020 totaled approximately $4.2 million, a 117% increase as compared to the quarter ended March 31, 2019.

•
Adjusted EBITDA for the quarter ended March 31, 2020 totaled approximately $7.9 million, a Company record, and a 76% increase as compared to the quarter ended March 31, 2019. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•	During May, the Company extended the expiration date of its existing $10 million line of credit with Hancock Whitney Bank to May 1, 2023.

•
The Company expects to generate net revenues of approximately $42 million to $44 million during the second quarter of 2020, including approximately $20 million of product sales related to the ongoing COVID-19 pandemic.

“We believe the first four months of the year have demonstrated how important the Viemed mission is to the future of our country’s healthcare system,” said Casey Hoyt, Viemed's CEO. “Our clinicians have come through to share their expertise with others to assist with COVID-19 solutions. In addition, we have established long-term relationships with hospitals and physicians that we expect will only be strengthened in the future as we continue to do our part in supplying ventilators and keeping hospital beds free for the patients who have become ill with the coronavirus.”

Conference Call Details

The Company will host a conference call to discuss first quarter results on Tuesday, May 5, 2020 at 11:00 a.m. EST.

The call-in numbers for participants are:

US Toll Free: 1-800-548-4713
International Toll Free: 1-323-794-2093
Meeting ID Number: 4508551

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed, through its indirect wholly-owned subsidiaries Sleep Management, L.L.C. and Home Sleep Delivered, L.L.C., is a home medical equipment supplier that provides post-acute respiratory care services in the United States. Sleep Management, L.L.C. focuses on disease management and improving the quality of life for respiratory patients through clinical excellence, education, and technology. Its service offerings are based on effective home treatment with respiratory care practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Home Sleep Delivered, L.L.C. focuses on providing in-home sleep testing for sleep apnea sufferers. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the second quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base and revenues, employees, and equipment and supplies; the Company may be subject to significant capital requirements and operating risks; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of shares in the capital of the Company; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the impact of the previously disclosed restatement and correction of our previously issued financial statements; the previously disclosed identified material weakness in our internal control over financial reporting and our ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the restatement and corrections; the adverse effects on our business, results of operations, financial condition and stock price, as a result of the restatement and correction process; the Company’s status as an emerging growth company and a foreign private issuer; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the recent COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in Viemed’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At March 31, 2020	At December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$8,409	$13,355
Accounts receivable, net of allowance for doubtful accounts of $10,196 and $7,782 at March 31, 2020 and December 31, 2019, respectively	15,443	11,534
Inventory, net	1,785	1,360
Prepaid expenses and other assets	4,514	1,562
Total current assets	$30,151	$27,811
Long-term assets
Property and equipment	56,632	54,772
Other assets	18	13
Total long-term assets	$56,650	$54,785
TOTAL ASSETS	$86,801	$82,596

LIABILITIES
Current liabilities
Trade payables	$6,380	$4,700
Deferred revenue	3,394	3,315
Income taxes payable	281	86
Accrued liabilities	6,886	8,968
Current portion of lease liabilities	7,433	7,093
Current portion of long-term debt	1,772	1,750
Total current liabilities	$26,146	$25,912
Long-term liabilities
Accrued liabilities	2,350	2,317
Long-term lease liabilities	2,330	3,039
Long-term debt	7,179	7,629
Total long-term liabilities	$11,859	$12,985
TOTAL LIABILITIES	$38,005	$38,897
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,486,772 and 37,952,660 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	6,657	3,366
Additional paid-in capital	4,252	6,377
Accumulated other comprehensive loss	(469)	(157)
Retained earnings	38,356	34,113
TOTAL SHAREHOLDERS' EQUITY	$48,796	$43,699
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$86,801	$82,596

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$23,806	$18,115

Cost of revenue	8,253	5,041

Gross profit	$15,553	$13,074

Operating Expenses
Selling, general and administrative	10,577	9,460
Research and development	174	234
Stock-based compensation	1,151	880
Depreciation	205	129
(Gain) loss on disposal of property and equipment	(1,169)	56
Income from operations	$4,615	$2,315

Non-operating expenses
Unrealized loss on warrant conversion liability	—	169
Loss from equity method investment	27	24
Interest expense, net of interest income	158	26

Net income before taxes	4,430	2,096
Provision for income taxes	187	138

Net income	$4,243	$1,958

Other Comprehensive Income
Change in unrealized loss on derivative instruments, net of tax	(312)	—
Other Comprehensive Loss	$(312)	$—

Comprehensive Income	$3,931	$1,958

Net income per share
Basic	$0.11	$0.05
Diluted	$0.11	$0.05

Weighted average number of common shares outstanding:
Basic	38,030,854	37,827,058
Diluted	39,677,983	39,449,123

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$4,243	$1,958
Adjustments for:
Depreciation	2,130	1,400
Change in allowance for doubtful accounts	2,846	2,125
Share-based compensation	1,151	880
Unrealized loss on warrant conversion liability	—	169
Loss on equity investment	27	24
(Gain) loss on disposal of property and equipment	(1,169)	56
Net change in working capital
Increase in accounts receivable	(6,755)	(4,952)
Increase in inventory	(425)	(728)
Increase in prepaid expenses and other current assets	(2,952)	(129)
Increase in trade payables	3,598	504
Increase in deferred revenue	79	203
Decrease in accrued liabilities	(2,361)	(856)
Increase (decrease) in income tax payable	195	(4)
Net cash provided by operating activities	$607	$650

Cash flows from investing activities
Purchase of property and equipment	(4,220)	(116)
Investment in equity method investment	(32)	—
Proceeds from sale of property and equipment	2,541	24
Net cash used in investing activities	$(1,711)	$(92)

Cash flows from financing activities
Proceeds from exercise of options	15	—
Principal payments on notes payable	(33)	—
Principal payments on term note	(395)	—
Shares repurchased and canceled under the Normal Course Issuer Bid	—	(1,522)
Repayments of lease liabilities, net of proceeds	(3,429)	(2,043)
Net cash used in financing activities	$(3,842)	$(3,561)

Net decrease in cash and cash equivalents	(4,946)	(3,003)
Cash and cash equivalents at beginning of year	13,355	10,413
Cash and cash equivalents at end of period	$8,409	$7,410

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$165	$26
Cash paid during the period for income taxes, net of refunds received	$(8)	$143
Supplemental disclosures of non-cash transactions
Property and equipment financed through finance leases	$3,002	$4,505
Property and equipment financed through leases under FASB ASC 842	$31	$1,267

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net Income	$4,243	$2,388	$2,853	$1,326	$1,958	$2,968	$2,219	$2,098
Add back:
Depreciation	2,130	2,003	1,659	1,444	1,295	1,177	972	893
Interest expense	158	212	56	20	26	30	37	67
Unrealized (gain) loss on warrant conversion liability	—	—	(800)	268	169	(210)	220	123
Stock-based compensation	1,151	908	1,064	1,034	880	804	672	665
Income tax expense	187	58	51	24	138	127	35	—
Adjusted EBITDA	$7,869	$5,569	$4,883	$4,116	$4,466	$4,896	$4,155	$3,846

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Financial Information:
Revenue	$23,806	$21,448	$20,368	$20,325	$18,115	$18,363	$16,930	$15,208
Gross Profit	$15,553	$14,243	$14,050	$14,639	$13,074	$13,519	$12,829	$11,023
Gross Profit %	65%	66%	69%	72%	72%	74%	76%	72%
Net Income	$4,243	$2,388	$2,853	$1,326	$1,958	$2,968	$2,219	$2,098
Cash (As of)	$8,409	$13,355	$12,630	$7,691	$7,410	$10,413	$10,174	$8,551
Total Assets (As of)	$86,801	$82,596	$79,981	$71,014	$58,718	$53,653	$49,240	$44,256
Adjusted EBITDA(1)	$7,869	$5,569	$4,883	$4,116	$4,466	$4,896	$4,155	$3,846
Operational Information:
Vent Patients(2)	7,965	7,759	7,421	7,130	6,393	5,905	5,444	5,078
(1)    Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)    Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.